As of June 30, 2016, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity


PROFUND VP BASIC MATERIALS
NATIONWIDE LIFE INSURANCE COMPANY		27.85%

PROFUND VP BANKS
NATIONWIDE LIFE INSURANCE COMPANY		31.48%

PROFUND VP SHORT INTERNATIONAL
NATIONWIDE LIFE INSURANCE COMPANY		37.99%

PROFUND VP MID-CAP
JEFFERSON NATIONAL LIFE INSURANCE CO		29.43%

PROFUND VP SHORT SMALL-CAP
AMERICAN SKANDIA LIFE ASSURANCE CORP		30.20%

PROFUND VP EMERGING MARKETS
NATIONWIDE LIFE INSURANCE COMPANY		28.05%




As of June 30, 2016, the following
persons or entities no longer own
more than 25% of a funds voting security.

PROFUND VP PHARMACEUTICALS
AMERICAN SKANDIA LIFE ASSURANCE CORP

PROFUND VP SEMICONDUCTOR
JEFFERSON NATIONAL LIFE INSURANCE CO

VP GOVERNMENT MONEY MARKET
JEFFERSON NATIONAL LIFE INSURANCE CO

PROFUND VP OIL & GAS
TRANSAMERICA PREMIER LIFE INSURANCE CO

PROFUND VP FINANCIALS
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP TECHNOLOGY
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP INTERNATIONAL
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP CONSUMER GOODS
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP SHORT SMALL-CAP
LOMBARD INTERNATIONAL LIFE ASSURANCE CO

PROFUND VP SHORT DOW 30
PROFUND ADVISORS LLC